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                                                                   Exhibit 10.64

                          WHOLE ACCOUNT NET QUOTA SHARE
                              REINSURANCE CONTRACT
                            EFFECTIVE: APRIL 1, 2003

                                    issued to

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                  Philadelphia Consolidated Holding Corporation
                        and are approved by the Reinsurer

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                                TABLE OF CONTENTS

ARTICLE                                                   PAGE
     I   Classes of Business Reinsured                      1
    II   Commencement and Termination                       2
   III   Territory (BRMA 51A)                               4
    IV   Exclusions                                         4
     V   Retention and Limit                                6
    VI   Loss in Excess of Policy Limits/ECO                7
   VII   Other Reinsurance                                  8
  VIII   Claims and Loss Adjustment Expense                 8
    IX   Salvage and Subrogation                            9
     X   Original Conditions                                9
    XI   Sliding Scale Commission                           9
   XII   Reports and Remittances                           11
  XIII   Reinsurer's Expense Allowance                     12
   XIV   Funds Withheld Account                            12
    XV   Funds Withheld Account in Trust                   12
   XVI   Maintenance Fees                                  13
  XVII   Commutation                                       13
 XVIII   Profit Sharing                                    13
   XIX   Late Payments                                     13
    XX   Offset (BRMA 36C)                                 14
   XXI   Access to Records (BRMA 1D)                       14
  XXII   Errors and Omissions (BRMA 14F)                   15
 XXIII   Currency (BRMA 12A)                               15
  XXIV   Taxes (BRMA 50C)                                  15
   XXV   Unauthorized Reinsurers                           15
  XXVI   Insolvency                                        16
 XXVII   Arbitration                                       17
XXVIII   Service of Suit                                   17
  XXIX   Governing law                                     18
   XXX   Entire Agreement                                  19
  XXXI   Agency Agreement                                  19
 XXXII   Intermediary (BRMA 23A)                           19

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                          WHOLE ACCOUNT NET QUOTA SHARE
                              REINSURANCE CONTRACT
                            EFFECTIVE: APRIL 1, 2003

                                    issued to

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                  Philadelphia Consolidated Holding Corporation
                        and are approved by the Reinsurer
             (hereinafter referred to collectively as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")

ARTICLE I - CLASSES OF BUSINESS REINSURED

A. This Contract shall indemnify the Company in respect of its net liability which may accrue to the Company as the result of any loss with a date of loss during the term of this Contract arising out of the Company's policies, bonds, binders, certificates, contracts of insurance or reinsurance, or other evidences of liability, whether issued on a losses occurring, claims-made, or losses discovered basis, now in force or which may hereinafter come into force, issued by or contracted for by the Company in respect of all business written and classified by the Company as Property and Casualty and included in the Company's Statutory Annual Statement, subject to the exclusions and warranties contained herein.

B. It is understood that the classes of business reinsured under this Contract are deemed to include:

     1. Coverages required for non-resident drivers under the motor vehicle financial responsibility law or the motor vehicle compulsory insurance law or any similar law of any state or province, following the provisions of the Company's policies when they include or are deemed to include so-called "Out of State Insurance" provisions;

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     2.   Coverages required under Section 30 of the Motor Carrier Act of 1980 and/or any amendments thereto.

C. This Contract includes coverage for any new line of business written by the Company if the Company's cumulative net written premium collected for the line of business does not exceed $20,000,000. The Reinsurer's approval is required to allow coverage for any new line of business that exceeds $20,000,000 of net written premium collected. If such approval is not granted, the line of business shall be excluded from coverage.

D. "Net liability" is defined as the Company's gross liability remaining after cessions to inuring treaty and facultative reinsurance, less limitations as set forth in paragraphs B and C of Article V, and less exclusions as set forth in Article IV. The cost of such inuring reinsurance will not exceed 20.0% of the Company's gross earned premium for any contract year, or so deemed, unless otherwise agreed by the Reinsurer.

E. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE II - COMMENCEMENT AND TERMINATION

A. This Contract shall become effective on April 1, 2003, with respect to losses arising out of occurrences commencing on or after that date, and shall continue in force thereafter until terminated.

B. Either party may terminate this Contract on December 31, 2003, or on any subsequent December 31 by giving the other party not less than 60 days prior written notice by certified mail, return receipt requested.

C. Notwithstanding the provisions of paragraph A above, the Company may terminate a Subscribing Reinsurer's percentage share in this Contract, on a cutoff or runoff basis, by giving the Subscribing Reinsurer not less than 30 days prior written notice by certified mail, return receipt requested, in the event any of the following circumstances occur:

     1. The Company has not received payment of any loss amount due from the Reinsurer on or before the quarterly due date; or

     2. The Subscribing Reinsurer's policyholders' surplus at any time during any contract year has been reduced by more than 20.0% of the amount of surplus at the date of the Subscribing Reinsurer's most recent financial statement filed with regulatory authorities and available to the public as of the beginning of that contract year; or

     3. The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

     4. The Subscribing Reinsurer has been placed under the supervision or control of a State Insurance Department; or

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     5.   The Subscribing Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business; or

     6. The Subscribing Reinsurer's A.M. Best's rating is A- with negative watch or has been assigned or downgraded below A- and/or Standard and Poor's rating is BBB+ with negative watch or has been assigned or downgraded below BBB+; or

     7. The Subscribing Reinsurer has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling the Subscribing Reinsurer's operations previously.

D. Notwithstanding the provisions of paragraph A and B above, a Subscribing Reinsurer may terminate this Contract, on a cutoff or runoff basis, by giving the Company not less than 30 days prior written notice by certified or registered mail, return receipt requested, in the event any of the following circumstances occur:

     1. The Subscribing Reinsurer has not received payment of any premium amount due from the Company on or before the quarterly due date; or

     2. The Company's consolidated policyholders' surplus at any time during any contract year has been reduced by more than 20.0% of the amount of surplus at the beginning of the contract year, or the policyholders' surplus of one or more of the reinsured companies hereunder has been reduced by more than 25.0% since the beginning of the contract year; or

     3. One or more of the reinsured companies hereunder has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the company for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

     4. One or more of the reinsured companies hereunder has been placed under the supervision or control of a State Insurance Department; or

     5. One or more of the reinsured companies hereunder has ceased writing new business; or

     6. The Company's A.M. Best's rating becomes A- or less and/or Standard and Poor's rating is BBB+ or less, or if the Company is not rated by Standard and Poor's but is rated by Moodys, its Moodys rating becomes Baa1 or less; or

     7. The Company has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling the Company's operations previously.

E. Unless the Company elects to reassume the ceded unearned premium in force on the effective time and date of termination, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration,

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     cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months plus odd time (not exceeding 18 months in all) following the effective date of termination.

F. If this Contract is terminated while an occurrence covered hereunder is in progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire occurrence had occurred prior to the termination of this Contract, provided that no part of such occurrence is claimed against any renewal or replacement of this Contract.

G. Notwithstanding the foregoing, in the event that an original policy covered hereunder is written in a jurisdiction in which the cancellation, renewal or non-renewal of a policy in force is regulated by the properly authorized insurance authorities of the jurisdiction involved, the Company shall be bound by the regulations and statutes for said jurisdiction, and the Reinsurer shall be liable for its proportionate share as stated in the Contract in the same manner as the Company until such policy may be cancelled or non-renewed by the Company to a maximum of 24 months. The Company will make its best effort to cancel or non-renew at its earliest possible time.

H. "Contract year" as used herein shall be the period from April 1, 2003 through December 31, 2003, and each subsequent 12-month period (or portion thereof) that this Contract is in force. If this Contract is terminated, the final contract year shall be from the beginning of the then current contract year through the effective date of termination if this Contract is terminated on a "cutoff" basis, or through the end of the runoff period if this Contract is terminated on a "runoff" basis.

ARTICLE III - TERRITORY (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company's policies.

ARTICLE IV - EXCLUSIONS

A.   This Contract does not apply to and specifically excludes the following:

     1. Liability assumed by the Company under any form of treaty reinsurance or retrocession; however, group intercompany reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, policies written by another carrier on the Company's behalf and reinsured by the Company, and/or business assumed by the Company from a ceding insurer for whom the Company acted as a Managing General Agent, will not be excluded hereunder.

     2. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance" and the "Nuclear Incident Exclusion Clause - Liability - Reinsurance" attached to and forming part of this Contract.

     3.   Loss from biological or chemical risks or events.

     4. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund.

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          "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

     5. Loss, damage, cost or expense of whatsoever nature arising out of any of the following:

          a. Any "insured loss" as defined in the Terrorism Risk Insurance Act of 2002;

          b. Any act of terrorism involving the use of any biological, chemical or nuclear agent, material, device or weapon;

          c.   Any other act of terrorism.

     6. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

     7. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, including FAIR Plans, Coastal Pools, Beach Plans, Assigned Risk Plans or similar plans.

     8. Pollution and seepage coverages excluded under the provisions of the "Pollution and Seepage Exclusion Clause (BRMA 39A)" attached to and forming part of this Contract.

     9. Loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other "microbial contaminations." This includes:

          a. Any supervision, instruction, recommendations, warnings or advice given or which should have been given in connection with the above; and

          b. Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

          For purposes of this exclusion, "microbial contamination" means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.

          Losses resulting from the above causes do not in and of themselves constitute an event unless arising out of one or more of the following perils, in which case this exclusion does not apply:

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               Fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

     10. Loss or liability excluded by the "Absolute Asbestos Exclusion" attached to and forming part of this Contract.

     11. Loss or liability excluded under the provisions of the "Electronic Data Endorsement B" (N.M.A. 2915) attached to and forming part of this Contract.

     12. Unallocated loss adjustment expense (i.e., office expenses and salaries of the Company's regular employees).

     13.  Non-collectible reinsurance.

     14.  Ex gratia payments.

     15.  The following lines of business:

          a.   Residual Value;

          b.   Workers' Compensation;

          c.   Financial Guarantee;

          d.   Accident and Health;

          e.   Medical Malpractice;

          f.   Publicly traded Insurance Agents' Errors and Omissions;

          g.   Publicly traded Insurance Agents' Directors and Officers
               Liability;

          h.   Para Transit;

          i.   Assigned Risk;

          j. Any new line of business written by the Company for which the Company's cumulative net written premium collected for the line of business exceeds $20,000,000, unless such line of business has been approved by the Reinsurer for coverage hereunder.

          k. Fidelity and Surety, with the exception of Crime business when written as part of a package policy.

ARTICLE V - RETENTION AND LIMIT

A. As respects business subject to this Contract, the Company shall retain and be liable for 78.0% of its net liability. The Company shall cede to the Reinsurer and the Reinsurer agrees to accept 22.0% of the Company's net liability.

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B.   The Reinsurer's liability under this Contract for loss from any one or any combination of the following sources shall not exceed its pro rata share of $2,000,000 per insured or $4,000,000 in all during any one contract year:

     1.   Extra contractual obligations and loss in excess of policy limits;

     2.   Flood;

     3. Catastrophe events which are assigned a number by the Property Claims Services Division of the American Insurance Services, Inc.;

     4.   Class action lawsuits;

     5.   Construction defect claims;

     6.   Mold.

     The Company will retain and be liable for any loss in excess of these amounts.

C. The Reinsurer's ratio of losses incurred to premiums earned (as defined in Article XI) for any one contract year shall not exceed any of the following, or so deemed:

     1.   100% for Lawyers Errors and Omissions Liability;

     2. 100% for all other Errors and Omissions Liability, Directors and Officers Liability, Leasing, or GAPP business;

     3.   63.0% for Umbrella Liability business;

     4.   95.0% for all business subject to this Contract.

     The Company will retain and be liable for any loss in excess of these amounts.

ARTICLE VI - LOSS IN EXCESS OF POLICY LIMITS/ECO

A. In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith, negligence or fraud on its part in rejecting an offer of settlement within policy limits, or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Contract, 80.0% of the loss in excess of policy limits and/or the 80.0% of the extra contractual obligations shall be added to the Company's loss, if any, under the policy involved, and the sum thereof shall be subject to the provisions of Article V.

B. An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

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C.   Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. Recoveries from any form of insurance or reinsurance which protects the Company against claims the subject matter of this Article shall inure to the benefit of this Contract.

E. If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

F. Savings Clause (Applicable only if the Subscribing Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

ARTICLE VII - OTHER REINSURANCE

A. The Company shall maintain or be deemed to maintain in force reinsurance, recoveries under which shall inure to the benefit of this Contract.

B. The Company shall purchase or be deemed to have purchased inuring excess reinsurance to limit its loss subject hereto from any one coverage, any one policy (exclusive of loss in excess of policy limits or extra contractual obligations) to $1,000,000 for excess Casualty policies and $2,000,000 for Commercial Property policies.

ARTICLE VIII - CLAIMS AND LOSS ADJUSTMENT EXPENSE

A. Losses shall be reported by the Company in summary form as hereinafter provided, but the Company shall notify the Reinsurer immediately when a specific case involves unusual circumstances or large loss possibilities.

B. All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each such settlement in accordance with Article XII.

C. In the event of a claim under a policy subject hereto, the Reinsurer shall be liable for its proportionate share of loss adjustment expense incurred by the Company in connection therewith, and shall be credited with its proportionate share of any recoveries of such expense.

D. "Loss adjustment expense" as used herein shall mean expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments,

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     expenses of outside adjusters, and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, but shall not include office expenses or salaries of the Company's regular employees.

ARTICLE IX - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

ARTICLE X - ORIGINAL CONDITIONS

A. All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations and to the same modifications and alterations as the respective policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. The Reinsurer shall be credited with its exact proportion of the net written premium collected by the Company, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the Company for inuring reinsurance.

B. The net written premium collected (including unearned premium at inception) ceded to this Contract shall not exceed the Reinsurer's pro rata share of $1,000,000,000 unless otherwise agreed by the Reinsurer. It is understood the net written premium collected excludes MGA fees, DRST fees and policy surcharges to recoup residual market deficit assessments.

C. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE XI - SLIDING SCALE COMMISSION

A. The Reinsurer shall allow the Company a 33.00% provisional commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B. The provisional commission allowed the Company shall be adjusted periodically for each contract year in accordance with the provisions set forth herein. The adjusted commission rate shall be calculated as follows and be applied to premiums earned for the contract year under consideration:

     1. If the ratio of losses incurred to premiums earned is 69.67% or greater, the adjusted commission rate for the contract year under consideration shall be 28.00%;

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     2.   If the ratio of losses incurred to premiums earned is less than
          69.67%, but not less than 45.67%, the adjusted commission rate for the contract year under consideration shall be 28.00%, plus three-fourths of the difference in percentage points between 69.67% and the actual ratio of losses incurred to premiums earned;

     3. If the ratio of losses incurred to premiums earned is 45.67% or less, the adjusted commission rate for the contract year under consideration shall be 46.00%.

C. If the ratio of losses incurred to premiums earned for any contract year is greater than 69.67%, the difference in percentage points between the actual ratio of losses incurred to premiums earned and 69.67% shall be multiplied by premiums earned for the contract year and the product shall be carried forward to the next contract year as a debit to losses incurred. If the ratio of losses incurred to premiums earned for any contract year is less than 45.67%, the difference in percentage points between 45.67% and the actual ratio of losses incurred to premiums earned shall be multiplied by premiums earned for the contract year and the product shall be carried forward to the next contract year as a credit to losses incurred.

D. The Company shall calculate and report the adjusted commission on premiums earned within 60 days after the end of each contract year (or, as respects the final contract year, within 60 days after the effective date of termination), and within 60 days after the end of each 12-month period thereafter until all losses subject hereto have been finally settled. Each such calculation shall be based on cumulative transactions hereunder from the beginning of the contract year through the date of adjustment, including, as respects losses incurred, any debit or credit from the preceding contract year. If the adjusted commission on premiums earned for the contract year as of the date of adjustment is less than commissions previously allowed by the Reinsurer on premiums earned for the same period, the difference shall be due the Reinsurer as of the date of the Company's report. If the adjusted commission on premiums earned for the contract year as of the date of adjustment is greater than commissions previously allowed by the Reinsurer on premiums earned for the same period, the difference shall be due the Company as of the date of the Company's report. Any ceding commission adjustments due will be added to (or deducted from) the funds withheld account, and the funds withheld account (including interest credits) shall be maintained as if such adjustments were made during the applicable contract year.

E. "Losses incurred" as used herein shall mean ceded losses and loss adjustment expense paid as of the effective date of calculation, plus the ceded reserves, including incurred but not reported loss reserves, for losses and loss adjustment expense outstanding as of the same date, all as respects losses arising out of occurrences commencing during the contract year under consideration, plus the debit or minus the credit from the preceding contract year. Losses incurred shall be net of any adjustments set forth in Articles IV and V.

F. "Premiums earned" as used herein shall mean ceded net unearned premiums at the beginning of the contract year, plus ceded net written premium collected during the contract year, less ceded net unearned premiums at the end of the contract year. All amounts are net of premiums paid for reinsurances that inure to the benefit of this Contract, subject to a maximum as set forth in Article V.

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G.   It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except loss adjustment expense.

ARTICLE XII - REPORTS AND REMITTANCES

A. At inception the Company shall cede to the Reinsurer the Reinsurer's share of the unearned premium (less provisional commission) applicable to subject business in force at the effective date of this Contract, but said amount less 4.0% of the ceded unearned premium may be withheld from payment by the Company and deposited in a funds withheld account. The Company shall remit 4.0% of the ceded unearned premium to the Reinsurer at inception.

B. Within 30 days after the end of each calendar quarter, the Company shall report to the Reinsurer:

     1. Cumulative ceded net written premium collected from the inception of this Contract to the end of the quarter;

     2. Cumulative gross written premium from the inception of this Contract to end of the quarter;

     3. Provisional commission on (1) above plus any ceding commission adjustments for prior quarters;

     4. Cumulative ceded loss and loss adjustment expense paid from the inception of this Contract to the end of the quarter;

     5.   Ceded unearned premium as of the end of the quarter;

     6. Ceded outstanding losses and loss adjustment expense as of the end of the quarter.

     The positive balance of (1) less (3) less (4) shall be due the Reinsurer, but the Company may withhold from payment such amount less a Reinsurer's expense allowance on (1) above, and the Company shall pay the Reinsurer the Reinsurer's expense allowance on (1) above with its report. The balance of
     (1) less (3) less Reinsurer's expense allowance shall be credited to the funds withheld account in the middle of the respective quarter being reported upon. Ceded loss and loss adjustment expense paid shall be debited to the funds withheld account at the latter of the middle of the respective quarter or 75 days prior to the report date. Any negative balance shall be first released to the Company from the funds withheld account, and any remaining amount shall be remitted by the Reinsurer within 30 days after receipt and verification of the Company's report.

C. "Net written premium collected" as used herein is defined as gross written premium collected by the Company for the classes of business reinsured hereunder, less cancellations and return premiums, and less premiums ceded by the Company for reinsurance which inures to the benefit of this Contract.

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ARTICLE XIII - REINSURER'S EXPENSE ALLOWANCE

A. The Reinsurer's expense allowance shall be 4.0% of ceded net written premium collected plus ceded net unearned premium at the inception of this Contract, subject to a minimum of $7,250,000 as respects each contract year hereunder.

B. If this Contract is not commuted by January 31, 2005, the Reinsurer's expense allowance percentage shall increase to 7.5%, and the Company shall pay the Reinsurer the additional amount due on January 31, 2005 for the period April 1, 2003 through January 31, 2005, plus 4.0% interest from the original payment due dates.

C. If this Contract is not commuted by January 31, 2006, the Reinsurer's expense allowance percentage shall increase to 11.5%, and the Company shall pay the Reinsurer the additional amount due on January 31, 2006 for the period April 1, 2003 through January 31, 2006, plus 4.0% interest from the original payment due dates.

ARTICLE XIV - FUNDS WITHHELD ACCOUNT

A.   The Company will maintain a funds withheld account equal to:

     1. 100% of ceded net written premium collected from the inception of this Contract (including the ceded unearned premium at the inception of this Contract), less

     2.   Reinsurer's expense allowance from the inception of this Contract;
          less

     3. Provisional commission allowed on (1) plus any ceding commission adjustments from the inception of this Contract; plus

     4. Interest credit of 4.0% (credited at the end of each quarter based on the average daily balance during the quarter) from the inception; less

     5. Ceded losses and loss adjustment expense paid from the inception of this Contract.

B. Ceded net written premium collected will be credited to the funds withheld account in the middle of the quarter in which it is written.

C. The funds withheld account shall be credited by the Company with a 4.0% interest credit at the end of each quarter based on the average daily balance of the fund during the quarter.

ARTICLE XV - FUNDS WITHHELD ACCOUNT IN TRUST

A. The Reinsurer may request and the Company shall agree to place the funds withheld account into a separate trust account, for the benefit of the Reinsurer, if any of the conditions are triggered as outlined in paragraph D of Article II. The Company shall designate the Reinsurer as the sole beneficiary of the trust.

B. The Company shall also place into trust the present value of estimated future interest credits in excess of a 90 day U.S. Treasury-Bill rate and the present value of future maintenance fees.

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C.   The Company shall maintain securities in the trust account with market value at least equal to the funds withheld account plus future interest credits plus future maintenance fees and shall make quarterly adjustments to the funds withheld account balance as required.

ARTICLE XVI - MAINTENANCE FEES

A. The Company shall pay the Reinsurer a maintenance fee equal to the greater of $600,000 or 30 basis points times cumulative ceded net written premium collected under this Contract on January 1, 2006 and every January 1 thereafter through and including January 1, 2013.

B. Notwithstanding the above, maintenance fees shall not be payable after such time as the ratio of ceded losses paid over premiums earned (as defined in Article XI) on business subject to this Contract is greater than 85.0%.

C.   Maintenance fees shall not be deducted from the funds withheld account.

ARTICLE XVII - COMMUTATION

The Company may elect to commute this Contact at any time after December 31, 2003, if the funds withheld account is positive. Commutation may also occur under any other conditions by mutual agreement.

ARTICLE XVIII - PROFIT SHARING

Upon commutation of this Contract, 100% of the positive balance of the funds withheld account shall be released to the Company as profit sharing.

ARTICLE XIX - LATE PAYMENTS

A. The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B. In the event any premium, loss or other payment due either party is not received by the intermediary named in Article XXXII (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due, may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

     1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

     2. 1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

     3.   The amount past due, including accrued interest.

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     It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C. The establishment of the due date shall, for purposes of this Article, be determined as follows:

     1. As respects any routine payment, adjustment or return due either party, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days after the date of transmittal by the Intermediary of the initial billing for each such payment.

     2. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraph 1 of paragraph C above, the due date shall be deemed as 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

     For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D. Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

ARTICLE XX - OFFSET (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

ARTICLE XXI - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

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ARTICLE XXII - ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE XXIII - CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XXIV - TAXES (BRMA 50C)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.

ARTICLE XXV - UNAUTHORIZED REINSURERS

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded unearned premium and outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

     1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

     2.   Escrow accounts for the benefit of the Company; and/or

     3.   Cash advances;

     if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

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B.   With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

     1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

     2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

     3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

     4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

     5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

     In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XXVI - INSOLVENCY

A. In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it

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     may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C. It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

ARTICLE XXVII - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute or difference between the Company and any Reinsurer relating to the interpretation or performance of this Contract, including its formation or validity, or any transaction under this Contract, whether arising before or after termination, shall be submitted to arbitration.

B. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article provided that communication shall be made by the Company to each of the reinsurers constituting the one party, and provided, however, that nothing therein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurer under the terms of this Contract from several to joint.

C. Upon written request of any party, each party shall choose an arbitrator and the two chosen shall select a third arbitrator. If either party refuses or neglects to appoint an arbitrator within 30 days after receipt of the written request for arbitration, the requesting party may appoint a second arbitrator. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 days of their appointment, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within 30 days after it has been requested to do so, either party may request a justice of a court of general jurisdiction of the state in which the arbitration is to be held to appoint the third arbitrator. All arbitrators shall be active or retired officers of insurance or reinsurance companies, or Lloyd's London Underwriters, and disinterested in the outcome of the arbitration. Each party shall submit its case to the arbitrators within 30 days of the appointment of the third arbitrator.

D. The parties hereby waive all objections to the method of selection of the arbitrators, it being the intention of both sides that all the arbitrators be chosen from those submitted by the parties.

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E.   The arbitrators shall have the power to determine all procedural rules for the holding of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law. The arbitrators may award interest and costs. Each party shall bear the expense of its own arbitrator and shall share equally with the other party the expenses of the third arbitrator and of the arbitration.

F. The decision in writing of the majority of the arbitrators shall be final and binding upon both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. The arbitration shall take place in Bala Cynwyd, Pennsylvania, unless otherwise mutually agreed between the Company and the Reinsurer.

G. This Article shall remain in full force and effect in the event any other provision of this Contract shall be found invalid or non-binding.

H. All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

ARTICLE XXVIII - SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities. This
Article is not intended to conflict with or override the parties obligations to arbitrate their disputes in accordance with Article XXV.)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXIX - GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania, exclusive of its rules with respect to conflicts of law, except

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as to state rules with respect to credit for reinsurance in which case the rules of all applicable states shall apply.

ARTICLE XXX - ENTIRE AGREEMENT

This written Contract constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract will be made by amendment to this Contract and signed by the parties.

ARTICLE XXXI - AGENCY AGREEMENT

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

ARTICLE XXXII - INTERMEDIARY (BRMA 23A)

Benfield Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Bala Cynwyd, Pennsylvania, this 12th day of December in the year 2003.

                             /s/ Christopher Maguire
                             --------------------------------------
                             Christopher Maguire, Executive Vice President & Chief Underwriting Officer
                             Philadelphia Insurance Company
                             Philadelphia Indemnity Insurance Company
                             Mobile USA Insurance Company
                             Liberty American Insurance Company

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   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE (U.S.A.)

1. This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     I. Nuclear reactor power plants including all auxiliary property on the site, or

     II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

     (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.   Without in any way restricting the operations of paragraphs (1), (2) and
     (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.   Reassured to be sole judge of what constitutes:

     (a)  substantial quantities, and

     (b)  the extent of installation, plant or site.

Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

     (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

     (b) with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
N.M.A. 1119
BRMA 35B

      NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE (U.S.A.)
       (Approved by Lloyd's Underwriters' Fire and Non-Marine Association)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     LIMITED EXCLUSION PROVISION.*

     I. It is agreed that the policy does not apply under any liability coverage, to
               (injury, sickness, disease, death or destruction
               (bodily injury or property damage

          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a) become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;

          provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)  Except for those classes of policies specified in Clause II of paragraph
     (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     BROAD EXCLUSION PROVISION.*

     It is agreed that the policy does not apply:

     I.   Under any Liability Coverage to

                  (injury, sickness, disease, death or destruction

                  (bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

          II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to
                  (immediate medical or surgical relief
                  (first aid,
               to expenses incurred with respect to
                  (bodily injury, sickness, disease or death
                  (bodily injury

               resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

          III. Under any Liability Coverage to
                  (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

               (c)  the
                       (injury, sickness, disease, death or destruction
                       (bodily injury or property damage
                    arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to
                       (injury to or destruction of property at such nuclear facility (property damage to such nuclear facility and any property thereat.

          IV.  As used in this endorsement:
               "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

               (a)  any nuclear reactor,

               (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

               (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

               (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

                    (With respect to injury to or destruction of property, the word "injury" or "destruction,"

                    ("property damage" includes all forms of radioactive contamination of property,

                    (includes all forms of radioactive contamination of property.

          V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

                    (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

                    (ii) statutory liability insurance required under Chapter
                         90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67
N.M.A. 1590

                     POLLUTION AND SEEPAGE EXCLUSION CLAUSE

This Contract excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company's property loss under the applicable original policy.

BRMA 39A

                           ABSOLUTE ASBESTOS EXCLUSION

In consideration of the premium paid and notwithstanding anything contained in this Contract to the contrary, it is agreed as follows:

The coverage afforded by this Contract does not apply to bodily injury, personal injury or property damage arising out of but not limited to:

     1. Inhaling, ingesting or prolonged physical exposure to asbestos or goods or products containing asbestos; and/or

     2. The use of asbestos in constructing or manufacturing any good, product or structure; and/or

     3.   The removal of asbestos from any good, product or structure; and/or

     4. The manufacture, transportation, storage or disposal of asbestos or goods or products containing asbestos.

The coverage afforded by this Contract does not apply to payment for the investigation or defense of any loss, injury or damage or any cost, fine or penalty or of any expense or claim or suit related to any of the above.

Also, this Contract does not reinsure loss or expense resulting from:

     a. Demolition or increased cost of reconstruction, repair, debris removal or loss of use necessitated by the enforcement of any law or ordinance regulating asbestos material.

     b. Any governmental direction or request declaring that asbestos material present in or part of or utilized on any undamaged portion of the insured's property can no longer be used for the purpose for which it was intended or installed and must be removed or modified.

                   ELECTRONIC DATE RECOGNITION CLAUSE EDRC (B)

SECTION 1

This reinsurance does not cover any loss, damage, cost, claim or expense, whether preventative, remedial or otherwise, directly or indirectly arising out of or relating to:

     a) the calculation, comparison, differentiation, sequencing or processing of data involving the date change to the year 2000, or any other date change, including leap year calculations, by any computer system, hardware, programme or software and/or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not; or

     b) any change, alteration or modification involving the date change to the year 2000 or any other date change, including leap year calculations, to any such computer system, hardware, programme or software or any microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the insured or not.

This clause applies regardless of any other cause or event that contributes concurrently or in any sequence to the loss, damage, cost, claim or expense.

However, this section shall not apply in respect of physical damage occurring at the insured's premises arising out of the perils of fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail tornado, hurricane, cyclone, riot, strike, civil commotion, vandalism, malicious mischief, earthquake, volcano, tsunami, freeze or weight of snow.

SECTION 2

Notwithstanding Section 1 above, this reinsurance does not cover any costs and expenses, whether preventative, remedial or otherwise, arising out of or relating to change, alteration or modification of any computer system, hardware, programme or software or any microchip, integrated circuit or similar device in computer or non-computer equipment, whether the property of the insured or not.

SECTION 3

The date change to the year 2000, or any other date change, including leap year calculations, shall not in and of itself be regarded as an event for the purpose of this reinsurance.

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                            Federal Insurance Company
                               Warren, New Jersey
                                     through
                                 Chubb Re, Inc.
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                          WHOLE ACCOUNT NET QUOTA SHARE
                              REINSURANCE CONTRACT
                            EFFECTIVE: APRIL 1, 2003

                         issued to and duly executed by

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                  Philadelphia Consolidated Holding Corporation
                        and are approved by the Reinsurer

The Subscribing Reinsurer hereby accepts a 45.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on April 1, 2003, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Bernardsville, New Jersey, this 23 day of December in the year 2003.

                             /s/ Brian B. Hegarty
                             -----------------------------------
                             Brian B. Hegarty, Managing Director
                             Chubb Re, Inc. (for and on behalf of Federal
                             Insurance Company)

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

                       INTERESTS AND LIABILITIES AGREEMENT

                                       of

                      Swiss Reinsurance America Corporation
                                Armonk, New York
                                     through
                       Swiss Re Underwriters Agency, Inc.
                              Calabasas, California
            (hereinafter referred to as the "Subscribing Reinsurer")

                               with respect to the

                          WHOLE ACCOUNT NET QUOTA SHARE
                              REINSURANCE CONTRACT
                            EFFECTIVE: APRIL 1, 2003

                         issued to and duly executed by

                         Philadelphia Insurance Company
                            Bala Cynwyd, Pennsylvania
                    Philadelphia Indemnity Insurance Company
                            Bala Cynwyd, Pennsylvania
                          Mobile USA Insurance Company
                             Pinellas Park, Florida
                       Liberty American Insurance Company
                             Pinellas Park, Florida
                                       and
                    any and all other companies which are now
                   or may hereafter become member companies of
                  Philadelphia Consolidated Holding Corporation
                        and are approved by the Reinsurer

The Subscribing Reinsurer hereby accepts a 55.0% share in the interests and liabilities of the "Reinsurer" as set forth in the attached Contract captioned above.

This Agreement shall become effective on April 1, 2003, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer's share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Calabasas, California, this 29th day of December in the year 2003.

                             /s/ Jim Ehman
                             --------------------------------------
                             Jim Ehman, Senior Vice President
                             Swiss Re Underwriters Agency, Inc.
                             (for Swiss Reinsurance America Corporation)

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